Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Form S-1 Registration Statement my report dated July 17, 2012, relating to the financial statements of Discount Coupons Corporation as of December 31, 2011 and 2010 and for each of the years in the two-year period ended December 31, 2011 included herein and to the reference of my firm under the heading “Experts” in this Registration Statement.

/s/ Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida

August 22, 2012